UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 23, 2006 (May 18, 2006)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the resignation of Patrick L. Flinn and Philip A. Incarnati from the Board of Directors of Theragenics Corporation (the “Company”), on May 23, 2006 the Compensation Committee recommended and the Board of Directors approved the waiver of the time-in-service based forfeiture conditions of 3,333 unvested restricted stock grants previously made by the Company to Mr. Flinn, and 5,000 unvested stock options and 3,333 unvested restricted stock grants previously made to Mr. Incarnati. The 5,000 shares of unvested restricted stock grants made to each of them on May 9, 2006 were forfeited.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the resignation of Patrick L. Flinn from the Board of Directors of the Company discussed below, the Company notified the New York Stock Exchange (“NYSE”) on May 23, 2006 that as of May 18, 2006 the Company was not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual, which provides that the audit committee for a company listed on the NYSE must have a minimum of three members. On May 23, 2006, the Board of Directors appointed Otis W. Brawley, M.D., a current independent director, to fill the vacancy on the Audit Committee. As a result of the appointment of Dr. Brawley to fill the vacancy on the Audit Committee resulting from Mr. Flinn’s resignation, the Audit Committee again consists of three members, each of which is an independent director, and the Company is back in compliance with Section 303A.07(a) of the NYSE Listed Company Manual.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

By letter dated May 18, 2006, Patrick L. Flinn resigned from the Board of Directors of the Company for personal reasons. Prior to his resignation, Mr. Flinn was Chairman of the Audit Committee of the Board of Directors and a member of the Compensation Committee. On May 19, 2006, Philip A. Incarnati informed the Chairman of the Board that he was resigning from the Board of Directors for personal reasons. Mr. Incarnati confirmed his resignation by letter dated May 22, 2006. Prior to his resignation, Mr. Incarnati was Chairman of the Corporate Governance Committee of the Board of Directors and a member of the Compensation Committee. The text of Mr. Flinn’s and Mr. Incarnati’s resignation letters are filed as Exhibits 17.1 and 17.2, respectively, to this Form 8-K.

Item 8.01	Other Events.

On May 23, 2006, the Board of Directors appointed Orwin L. Carter, Ph.D., Otis W. Brawley, M.D. and Peter A.A. Saunders to each of the Audit, Corporate Governance and Compensation Committees. The same day, the Board of Directors also appointed Dr. Carter as Chairman of the Audit Committee, Dr. Brawley as Chairman of the Corporate Governance Committee, and Mr. Saunders as Chairman of the Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

17.1	Resignation Letter from Patrick L. Flinn dated May 18, 2006

17.2	Resignation Letter from Philip A. Incarnati dated May 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: May 23, 2006	By: /s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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